                                                               Exhibit 23.3


                      Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of ATMI, Inc. (Registration No. 33-93048) of our report dated May 17, 1997, except for the last paragraph of Note 6 which is as of June 10, 1997, and the last paragraph of
Note 3 which is as of July 29, 1997 relating to the combined financial statements of Lawrence Semiconductor Laboratories, Inc. and Affiliate included in ATMI, Inc.'s Current Report on Form 8-K dated October 10, 1997.

/s/ Price Waterhouse LLP



Phoenix, Arizona
October 10, 1997